EXHIBIT 23.3
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Global Axcess Corp., formerly NetHoldings.com, Inc. on Form S-8 of our reports, appearing in the Current Reports on Form 8- K/a of Global Axcess Corp., formerly NetHoldings.Com Inc. filed August 31, 2001 and September 21, 2001, respectively, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/   L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
October 11, 2001
Las Vegas, Nevada















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